SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

LZG INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53994	90-1907109
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 WEST 41st STREET, SUITE 5-104, NEW YORK, new york		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (917) 310-3978

54 WEST 40th STREET, SUITE 1123,

NEW YORK, NY, 10018

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE ABOUT FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K filed by LZG International, Inc. with the Securities and Exchange Commission (the “SEC”) contains or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, management; as well as estimates and assumptions made by management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or management, identify forward looking statements.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into A Material Definitive Agreement

LZG International, Inc. (“LZG” or “the Company”) and its wholly owned subsidiary, FatBrain Acquisition Company Limited, a limited company registered in England and Wales with registration number 14295074 (“FatBrain Acquisition”) have entered into a Stock Purchase Agreement (“Stock Purchase Agreement”), dated as of September 22, 2022, with Dent Global Limited (“Dent”), and individuals Richard Burch, Stephen Gray, and Mark Purdy (together “Sellers”), to acquire all outstanding shares of SO Technology Ltd, a United Kingdom limited company (“SO Tech”). The parties closed this transaction on September 22, 2022 (“Closing Date”).

SO Tech is a UK-based design and technology company creating web and mobile applications for mid-market enterprises, helping to accelerate growth and expand operation. The Sellers agreed to sell and assign all of their ownership interests and rights in SO Tech to FatBrain Acquisition, in exchange for two million seven hundred sixty-two thousand five hundred dollars ($2,762,500.00), subject to a payment schedule, with all payments due on or before the first anniversary of the closing.

Except for the Stock Purchase Agreement and the transactions contemplated thereby, neither Sellers, nor SO Tech, nor any of its officers or directors serving before the Stock Purchase Agreement had any material relationship with LZG or LZG’s affiliates prior to this transaction.

The description of the Stock Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto, and the terms of which are incorporated by reference herein. This summary is not intended to modify or supplement any factual disclosures about the Company, and should not be relied upon as disclosure about the Company without consideration of the periodic and current reports and statements that the Company files with the SEC. The terms of the Stock Purchase Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Stock Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Purchase Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Stock Purchase Agreement, LZG has acquired, through its subsidiary FatBrain Acquisition, all the outstanding equity interests in SO Tech from the Sellers, thereby becoming indirect owner of all of its assets and liabilities.

SO Tech specializes in delivering large-scale digital design, development and online product experiences to a global list of clients. Led by Managing Director, Mark Purdy, SO Tech brings years of experience working with mid-market enterprises in the areas of eCommerce, eLearning, customer portal and application development to enhance and enrich LZG’s subscriber experience.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On September 27, 2022, the Company issued a press release (the “Press Release”) announcing the consummation of the transaction contemplated in the Stock Purchase Agreement. A copy of the Press Release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

On September 27, 2022, the Company moved its principal executive offices to 135 W 41st Street, Suite 5-104, New York, NY 10036. The Company’s telephone number remains the same.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Document

1.1	Stock Purchase Agreement dated as of September 22, 2022, by and among Dent Global Limited, Richard Burch, Stephen Gray, Mark Purdy, and Fatbrain Acquisition Company Limited and LZG International Inc.
99.1	Press Release of LZG International, Inc. issued on September 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2022	By:	/s/ Peter B. Ritz
Peter B. Ritz
Chief Executive and Financial Officer
Secretary
Chairman of the Board

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